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                                                                     EXHIBIT 3.2

                            CERTIFICATE OF AMENDMENT

                                       OF

                          CERTIFICATE OF INCORPORATION


      K-III COMMUNICATIONS CORPORATION, a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the "Corporation"),

     DOES HEREBY CERTIFY:

     FIRST: That the Board of Directors of the Corporation duly adopted resolutions setting forth and declaring advisable a proposed amendment to the Certificate of Incorporation of said Corporation:

          RESOLVED, that the Board of Directors hereby deems it advisable and in the best interests of the Corporation and its shareholders that the Certificate of Incorporation of the Corporation (the "Charter") be amended by deleting Article FIRST thereof in its entirety and by substituting, in lieu of said Article, the following new Article:
          "FIRST: The name of the Corporation is PRIMEDIA Inc.".

     SECOND: That the stockholders holding a majority of all of the outstanding shares of the Common Stock of the Corporation have given written consent to said amendment in accordance with the provisions of Section 228 of the General Corporation Law of the State of Delaware.

     THIRD: That the aforesaid amendment to the Corporation's Certificate of Incorporation was duly adopted in accordance with the applicable provisions of
Section 242 and Section 228 of the General Corporation Law of the State of Delaware.

     IN WITNESS WHEREOF, said K-III Communications Corporation has caused this Certificate to be executed by Beverly C. Chell, its authorized officer, on this 14th day of November, 1997

                                         By /s/ Beverly C. Chell
                                            ---------------------------------
                                            Name:   Beverly C. Chell
                                            Title:  Vice Chairman & Secretary